Exhibit 5(a)
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NS15730  12/1999
In order to complete the processing of your application,                         GE LIFE AND ANNUITY ASSURANCE COMPANY
this form must be signed and either:                                                                      P.O. BOX 691
1.       Faxed to (703) 443-8940 and the initial premium                                           LEESBURG, VA  20178
     mailed to the address at the right, or                                                        FAX: (703) 443-8940
2.       Mail both the signed application and the initial
     premium to the address at the right.
ONLINE VA APPLICATION
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                                                                If you have any questions or need assistance with this
                                                                   form, please contact us at HELP@MAIL.ANNUITYNET.COM

NOTE:  MAXIMUM      CONTRACT OWNER:                                   JOINT CONTRACT OWNER:
AGE OF CONTRACT                                                       (SPOUSE ONLY, EXCEPT IN PA)
OWNER IS 85.
                    ------------------------------------------------- ------------------------------------------------
                    Full Legal Name                                   Full Legal Name



                    ------------------------------------------------- ------------------------------------------------
                    Street Address                                    Street Address



                    ------------------------------------------------- ------------------------------------------------
                    Street Address (continued)                        Street Address (continued)



                    ------------------------------------------------- ------------------------------------------------
                    City, State Zip                                   City, State Zip



                    ------------------------------------------------- ------------------------------------------------
                    eMail Address/Phone                               eMail Address

                    Social Security # or Tax                          Social Security # or Tax
                    ID__________________________                      ID_________________________

                    Date of Birth __________________                  Date of Birth __________________
                    Gender____________                                Gender___________

ANNUITANT
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BENEFICIARY                                  SOCIAL SECURITY # OR TAX ID                                  TYPE
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CONTRACT TYPE
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ALLOCATION        Initial premium will be allocated to the Money Market
                  subaccount for 15 days following the date on which we deliver your Contract to your Personal Folder and/or mail it to you.

                  After this period, please allocate my initial purchase payment of $ ____________ as follows:

THIS ALLOCATION     _____%    GE S&P 500 Index                          _____%    Fidelity VIP Overseas
WILL APPLY TO
FUTURE PURCHASE
PAYMENTS UNLESS
OTHERWISE
SPECIFIED
THROUGH THE
ELECTRONIC
SERVICE CENTER.
                    _____%    GE International Equity                   _____%    Janus Equity Income
                    _____%    GE Real Estate Securities                 _____%    Janus Capital Appreciation
                    _____%    GE Total Return                           _____%    Janus High-Yield
                    _____%    GE Income                                 _____%    Janus Flexible Income
                    _____%    GE Value Equity                           _____%    Janus International Growth
                    _____%    GE U.S. Equity                            _____%    AIM VI Growth & Income (Charter)
                    _____%    GE Money Market                           _____%    AIM VI Capital Development
                    _____%    GE Premier Growth Equity                  _____%    AIM Capital Appreciation (Constellation)
                    _____%    Fidelity VIP Overseas Portfolio           _____%    AIM VI SC Aggressive Growth
                    _____%    Fidelity VIP III Growth Opportunities     _____%    AIM VI Government Securities
                    _____%    Fidelity VIP III Growth & Income          _____%    AIM VI Global Utilities
                    _____%    Fidelity VIP Mid Cap Portfolio            _____%    AIM VI Telecommunications

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REPLACEMENTS      Will the proposed contract replace any existing annuity or insurance contract (including any GE
                  Life & Annuity contracts)?  ____________

                  (If "Yes")


                  ------------------------------------------------ -----------------------------------------------
                  Annuitant/Insured on Existing Policy


                  ------------------------------------------------ -----------------------------------------------
                  Existing Company


                  ------------------------------------------------ -----------------------------------------------
                  Address


                  ------------------------------------------------ -----------------------------------------------
                  Policy No.                                       Approximate Amount $

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ELECTRONIC SERVICE CENTER AND TELEPHONE AUTHORIZATION
                  I hereby consent to receive all documents, including, without limitation, the annuity contract, prospectuses, transaction confirmations, periodic statements, etc., required in
                  connection with the variable annuity through the Electronic
                  Service Center. I hereby authorize and direct GE Life and
                  Annuity Assurance Company to accept any instructions received through the Electronic Service Center or by telephone from any person who can furnish proper identification. The undersigned agrees that GE Life & Annuity is not liable for any loss
                  arising from following any such instructions.
INITIAL HERE
------------>     Initial of Contract Owner: ________________________

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AUTOMATIC BANK
DRAFT TO
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                     Bank Name                                         ABA Number


                     --------------------------------------------------------------------------------------------------
                     Bank Street Address                               City, State Zip


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                     Automatic bank draft start date                   Checking Account #



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                     Initial Amount                                    Additional Monthly Amount

                     I/We hereby request and authorize you to pay and charge to my/our account checks or electronic fund transfer debits processed by and payable to the order of GE Life and Annuity Assurance Company, P.O. Box 691, Leesburg, VA 20178, provided there are sufficient collected funds in said account to pay the same upon presentation. It will not be necessary for any officer or employee of GE Life & Annuity to sign such checks. I/We agree that your rights in respect to each such check shall be the same as if it were a check drawn on you and signed personally by me/us. This authority is to remain in effect until revoked by me/us, and until you actually receive such notice I/we agree that you shall be fully protected in honoring any such check or electronic fund transfer debit. In addition to regular bank draft, I/we authorize such ad hoc drafts as are requested through the Electronic Service Center. I/We further agree that if any such check or electronic fund transfer debit be dishonored, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability whatsoever even though such dishonor results in the forfeiture of insurance or investment loss to me/us.



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                     Signature(s) EXACTLY as shown on bank records     Signature(s) EXACTLY as shown on bank records


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                     Print full legal name(s)            Date          Print full legal name(s)            Date


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FRAUD                Any person who, knowingly and with intent to
WARNING defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

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INVESTOR STATEMENT   Since financial advisors are not available to assist you in
OF UNDERSTANDING     your decision making, it is up to you to decide whether
                     this contract is right for you. The website contains explanatory materials and we encourage you to use them.

RESPONSES REQUIRED   I understand that I will not be issued a contract unless I
------------------>  can answer "yes" to the following questions.
                     1.   Do you understand that the contract value may increase
                          or decrease depending on theinvestment return of the subaccounts? |_| Yes |_| No
                     2.   Do you believe this contract will meet your financial
                          needs and objectives?  |_| Yes   |_| No
                     3.   Do you believe that you have sufficient liquid assets
                          available so that, in the near future, you would not expect to need to make withdrawals from this contract, although you understand you have the right to do so? |_| Yes |_| No

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SIGNATURES           I acknowledge receipt of a Prospectus. I agree to accept
                     the copy of the application (without original signature) delivered to me with the GE Life & Annuity contract as a binding, valid contract. Documents will be considered delivered when GE Life & Annuity places them in the Contract Owner's personal folder at the Electronic Service Center. I UNDERSTAND ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT ARE BASED ON THE INVESTMENT EXPERIENCE OF A VARIABLE ACCOUNT AND ARE NOT GUARANTEED TO A FIXED DOLLAR AMOUNT.

                     CERTIFICATION
                     UNDER PENALTIES OF PERJURY, I CERTIFY THAT:
                     1.   THE NUMBER SHOWN ON THIS FORM IS MY CORRECT
                          TAXPAYER IDENTIFICATION NUMBER ( OR I AM WAITING FOR
                          A NUMBER TO BE ISSUED TO ME) AND
                     2. I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING.
                     YOU MUST CROSS OUT ITEM #2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP
                     WITHHOLDING.

SIGN HERE
--------->
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                     Signature of Contract Owner        Date          Signature of Joint Contract Owner        Date


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                     Full Name of Contract Owner                      Full Name of Joint Contract Owner


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                     Application signed at (City and State)
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NS15730   12/1999